As filed with the Securities and Exchange Commission on September 30, 2022

Registration No. 333-258611

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
ON
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BIORESTORATIVE THERAPIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	91-1835664
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

40 Marcus Drive, Suite One
Melville, New York 11747
(631) 760-8100
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lance Alstodt, President and Chief Executive Officer
BioRestorative Therapies, Inc.
40 Marcus Drive, Suite One
Melville, New York 11747
(631) 760-8100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Fred Skolnik, Esq.
Certilman Balin Adler & Hyman, LLP
90 Merrick Avenue
East Meadow, New York 11554
(516) 296-7048

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [X]	Smaller reporting company [X]

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On August 6, 2021, BioRestorative Therapies, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (Registration No. 333-258611), as subsequently amended by amendment nos. 1 through 3 thereto (as amended, the “Registration Statement” or the “Form S-1”). The Registration Statement was declared effective by the SEC on November 4, 2021.  Pursuant to the Registration Statement, the Company sold 2,300,000 units (the “Units”), each unit consisting of (i) one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) one warrant to purchase one share of Common Stock (the “Public Warrant”), at the public offering price of $10.00 per Unit.  In addition, pursuant to the Registration Statement, the Company issued to Roth Capital Partners, LLC, the representative of the underwriters, or its assigns 235,970 warrants to purchase one share of Common Stock exercisable at an exercise price of $12.50 per share (the “Representative Warrants”). Further, pursuant to the Registration Statement and the partial exercise of the over-allotment option granted to the underwriters, the Company also sold Public Warrants to purchase 345,000 shares of Common Stock.  This Post-Effective Amendment to Form S-1 on Form S-3 (the “Post-Effective Amendment”) is being filed by the Company to convert the Form S-1 into a registration statement on Form S-3 and contains an updated prospectus relating solely to the offering and sale of the Common Stock underlying the Public Warrants and the Representative Warrants that were registered for sale by the Company on the Form S-1.

No additional securities are being registered under this Post-Effective Amendment. All filing fees payable in connection with the registration of the Units, the Common Stock, the Public Warrants and the  Representative Warrants covered by the Registration Statement were paid by the Company either at the time of the initial filing of the Form S-1, upon the filing with the SEC of any amendment to the Form S-1 or upon the filing with the SEC of that certain registration statement on Form S-1 (MEF) (Registration No. 333-260792) on November 4, 2021.

The information in this prospectus is not complete and may be changed. We may not sell the securities under this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2022

BIORESTORATIVE THERAPIES. INC.

2,880,970 Shares of Common Stock Issuable Upon Exercise of Outstanding Warrants

This prospectus relates to 2,645,000 shares of our common stock issuable upon the exercise of our outstanding warrants issued in November 2021, or the Public Warrants. The Public Warrants were offered and sold by us pursuant to a prospectus dated November 4, 2021, which prospectus also covered the offer and sale by us of the shares of our common stock underlying the Public Warrants. The ongoing offer and sale by us of the shares of our common stock issuable upon exercise of the Public Warrants is being made pursuant to this prospectus. The Public Warrants are exercisable until November 4, 2026 at a current exercise price of $10.00 per share of our common stock, subject to adjustment upon events specified in the Public Warrants.

This prospectus also relates to 235,970 shares of our common stock issuable upon the exercise of outstanding warrants issued in November 2021 to Roth Capital Partners, LLC, the representative of the underwriters, or the Representative, or its assigns, or the Representative Warrants.  The ongoing offer and sale by us of the shares of our common stock issuable upon exercise of the Representative Warrants is being made pursuant to this prospectus.  The Representative Warrants are exercisable until November 4, 2026 at a current exercise price of $12.50 per share of our common stock, subject to adjustment upon events specified in the Representative Warrants.

For a more detailed description of our common stock, see the section entitled “Description of Securities — Common Stock” beginning on page 8 of this prospectus. For a more detailed description of the Public Warrants and the Representative Warrants, see the section entitled “Description of Securities — Public Warrants; and — Representative Warrants” beginning on page 11 of this prospectus.

Our common stock is currently traded on the NASDAQ Capital Market under the symbol “BRTX.”  On September 29, 2022, the closing sale price for our common stock on the NASDAQ Capital Market was $2.98 per share.
Investing in our common stock involves risks.  You should carefully read the section entitled “Risk Factors” on page 3 of this prospectus before purchasing any shares of common stock offered by this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.
The date of this prospectus is ________, 2022

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, pursuant to which we may, from time to time, offer and sell the shares of common stock covered by this prospectus. You should rely only on the information contained or incorporated by reference into this prospectus and any related prospectus supplement. We have not authorized anyone to provide you with different information. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and any prospectus supplement is accurate only as of the date on the front of this prospectus or the prospectus supplement, as applicable, and that any information incorporated by reference into this prospectus or any prospectus supplement is accurate only as of the date given in the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Obtain More Information.”

This prospectus and the information incorporated herein by reference includes trademarks, service marks and trade names owned by us or others. All trademarks, service marks and trade names included or incorporated by reference into this prospectus or any applicable prospectus supplement are the property of their respective owners.

This summary is not complete and does not contain all of the information you should consider before investing in the securities offered by this prospectus. Before making an investment decision, you should read the entire prospectus, and any prospectus supplement, carefully, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes to the financial statements incorporated by reference into this prospectus.

Unless the context of this prospectus indicates otherwise, the terms “BioRestorative,” the “Company,” “we,” “us” or “our” refer to BioRestorative Therapies, Inc. and its consolidated subsidiaries.

WHERE YOU CAN OBTAIN MORE INFORMATION
       We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, which means that we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC, all of which are available at the Public Reference Room of the SEC at 100 F Street, NE, Washington D.C. 20549. You may also obtain copies of these reports, proxy statements and other information from the Public Reference Room of the SEC, at prescribed rates, by calling 1-800-SEC-0330. The SEC maintains an Internet website at http://www.sec.gov where you can access reports, proxy statements, information and registration statements, and other information regarding us that we file electronically with the SEC. In addition, we make available, without charge, through our website, www.biorestorative.com, electronic copies of various filings with the SEC, including copies of Annual Reports on Form 10-K. Information on our website should not be considered a part of this prospectus, and we do not intend to incorporate in this prospectus any information contained on our website.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-37603):

●	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 30, 2022;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 16, 2022;

●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 15, 2022;

●	Our Current Report on Form 8-K for an event dated September 8, 2022, filed with the SEC on September 13, 2022; and

●
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on November 4, 2021 (File No. 001-37603), and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference into this prospectus all documents (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

BioRestorative Therapies, Inc.
40 Marcus Drive, Suite One
Melville, New York 11747
(631) 760-8100
Attention: Secretary

RISK FACTORS

An investment in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should consider carefully the specific risk factors discussed in the section entitled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations - Factors That May Affect Future Results and Financial Condition” contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC, and which is incorporated into this prospectus by reference in its entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any prospectus supplement hereto. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected. In that case, the trading price of our common stock could decline and you might lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in or incorporated by reference into this prospectus contain “forward-looking statements.” Forward-looking statements are made based on our management’s expectations and beliefs concerning future events impacting our company and are subject to uncertainties and factors relating to our operations and economic environment, all of which are difficult to predict and many of which are beyond our control. You can identify these statements from our use of the words “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “plan,” “may” and similar expressions. These forward-looking statements may include, among other things: of the statements in or

●	statements relating to projected growth and management’s long-term performance goals;
●	statements relating to the anticipated effects on results of operations or our financial condition from expected developments or events;
●	statements relating to our business and growth strategies; and
●	any other statements which are not historical facts.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, including without limitation:

●	our current and anticipated cash needs and our need for additional financing;
●	federal, state and foreign regulatory requirements;
●	our ability to conduct clinical trials with respect to our products and services;
●	our ability to develop and commercialize our products and services;
●	our ability to enter into agreements to implement our business strategy;
●	the acceptance of our products and services by patients and the medical community;
●	our ability to secure necessary media and reagents, as well as devices, materials and systems, for our clinical trials and commercial production;
●	our manufacturing capabilities to produce our products;
●	our ability to obtain brown adipose (fat) tissue in connection with our ThermoStem Program;

●	our ability to maintain exclusive rights with respect to our licensed disc/spine technology;
●	our ability to protect our intellectual property;
●	our ability to obtain and maintain an adequate level of product liability insurance;
●	our ability to obtain third party reimbursement for our products and services from private and governmental insurers;
●	the effects of competition in our market areas;
●	our reliance on certain key personnel;
●	further sales or other dilution of our equity, which may adversely affect the market price of our common stock; and
●	other factors and risks referred to under “Risk Factors” on page 3 of this prospectus.

You should not place undue reliance on any forward-looking statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

Who We Are

We are a life sciences company focused on the development of regenerative medicine products and therapies using cell and tissue protocols, primarily involving adult (non-embryonic) stem cells. Our two core developmental programs, as described below, relate to the treatment of disc/spine disease and metabolic disorders:

•
Disc/Spine Program (brtxDisc). Our lead cell therapy candidate, BRTX-100, is a product formulated from autologous (or a person’s own) cultured mesenchymal stem cells, or MSCs, collected from the patient’s bone marrow. We intend that the product will be used for the non-surgical treatment of painful lumbosacral disc disorders or as a complimentary therapeutic to a surgical procedure. The BRTX-100 production process involves collecting bone marrow and whole blood from a patient, isolating and culturing (in a proprietary method) stem cells from the bone marrow and cryopreserving the cells in an autologous carrier. In an outpatient procedure, BRTX-100 is to be injected by a physician into the patient’s painful disc. The treatment is intended for patients whose pain has not been alleviated by non-surgical procedures or conservative therapies and who potentially face the prospect of highly invasive surgical procedures. We have obtained authorization from the FDA to commence a Phase 2 clinical trial investigating the use of BRTX-100 in the treatment of chronic lower back pain arising from degenerative disc disease and have commenced such clinical trial.

•
Metabolic Program (ThermoStem). We are developing a cell-based therapy candidate to target obesity and metabolic disorders using brown adipose (fat) derived stem cells, or BADSC, to generate brown adipose tissue, or BAT. We refer to this as our ThermoStem Program. BAT is intended to mimic naturally occurring brown adipose depots that regulate metabolic homeostasis in humans. Initial preclinical research conducted by us and others indicates that increased amounts of brown fat in animals may be responsible for additional caloric burning, as well as reduced glucose and lipid levels. Researchers have found that people with higher levels of brown fat may have a reduced risk for obesity and diabetes.

We have also licensed an investigational curved needle device designed to deliver cells and/or other therapeutic products or material to the spine and discs (and other parts of the body). We anticipate that FDA approval or clearance will be necessary for this device prior to commercialization. We do not intend to utilize this device in connection with our Phase 2 clinical trial with regard to BRTX-100.

The patents and patent applications for the Disc/Spine Program, the ThermoStem Program and the curved needle device are listed under “Business - Technology; Research and Development” in Part I of our Annual Report on Form 10-K for the year ended December 31, 2021 incorporated herein by reference.

Corporate Information

We are a Delaware corporation. Our headquarters are located at 40 Marcus Drive, Suite One, Melville, New York 11747. Our telephone number is (631) 760-8100. We maintain certain information on our website at www.biorestorative.com. The information on our website is not (and should not be considered) part of this prospectus and is not incorporated into this prospectus by reference.

The Offering

Securities Offered	2,645,000 shares of our common stock issuable upon exercise of outstanding Public Warrants 235,970 shares of our common stock issuable upon exercise of outstanding Representative Warrants

Exercise Price of the Public Warrants	$10.00 per share

Exercise Price of the Representative Warrants	$12.50 per share

Common Stock Outstanding prior to this Offering	3,650,032 as of September 29, 2022

Common Stock to be Outstanding after this Offering
6,531,002 (1) The number of shares of our common stock to be outstanding after the completion of this offering is based on 3,650,032 shares of our common stock outstanding as of September 29, 2022, and excludes the following:

•
1,059 shares of common stock (net of cancellations) issuable upon the exercise of outstanding options granted under our 2010 Equity Participation Plan, or the 2010 Plan, as of September 29, 2022, with a weighted average exercise price of $3,503.00 per share;

•
863,550 shares of common stock issuable upon the exercise of outstanding options granted under our 2021 Stock Incentive Plan, or the 2021 Plan, as of September 29, 2022, which options currently have an exercise price of $13.50 per share;

1 Assumes the exercise of all outstanding Public Warrants and Representative Warrants.

	•	212,231 shares of common stock issuable upon the vesting of outstanding restricted stock units, or RSUs, granted under the 2021 Plan as of September 29, 2022;
	•	1,858,763 shares of common stock issuable upon the exercise of outstanding warrants as of September 29, 2022, with a weighted average exercise price of $10.92 per share;
	•	1,543,158 shares of common stock issuable upon the conversion of 1,543,158 shares of issued and outstanding Series B preferred stock as of September 29, 2022;

Use of Proceeds
We intend to use the net proceeds of this offering as follows: undertaking of clinical trials with respect to BRTX-100 and its related collection and delivery procedure; pre-clinical research and development with respect to our ThermoStem Program; and for general corporate and working capital purposes; however, the use of the net proceeds is subject to change at the complete and absolute discretion of our management. For a more complete description of our anticipated use of proceeds from this offering, see “Use of Proceeds”.

Limitations on Beneficial Ownership
The exercise of the Public Warrants is subject to certain exercise limitations, such that the holder may not exercise the warrants if such exercise results in the holder (or any of its affiliates) becoming the beneficial owner of more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise.

Nasdaq Capital Market Symbol	BRTX

Risk Factors
Investing in our securities involves substantial risks. You should carefully review and consider the “Risk Factors” section of this prospectus beginning on page 3 and the other information in this prospectus for a discussion of the factors you should consider before you decide to invest in this offering.

USE OF PROCEEDS

We expect to receive net proceeds from the sale of the common stock upon exercise of the Public Warrants and the Representative Warrants of approximately $29,381,625, assuming all Public Warrants and Representative Warrants are exercised for cash.

 We cannot estimate how many, if any, of the Public Warrants and the Representative Warrants will be exercised as a result of this offering. We intend to use the net proceeds of this offering for the following purposes:

 ● undertaking of clinical trials with respect to BRTX-100 and its related collection and delivery procedure;
 ● pre-clinical research and development with respect to our ThermoStem Program; and
 ● general corporate and working capital purposes.

The amounts and timing of our actual expenditures will depend upon numerous factors, including the status of our research and development efforts. We, therefore, cannot predict the relative allocation of net proceeds that we receive in this offering and may allocate them differently than indicated above. As a result, management will have broad discretion over the use of the net proceeds from this offering.

It is possible that the Public Warrants and the Representative Warrants may expire and may never be exercised. The Public Warrants and the Representative Warrants also contain a provision pursuant to which if, at the time of exercise, there is no effective registration statement registering the issuance of the shares of common stock underlying the Public Warrants and/or the Representative Warrants under the Securities Act or if the prospectus contained therein is not available for the issuance of such shares of common stock, the Public Warrants and/or the Representative Warrants may be exercised by means of a “cashless exercise”.  In such event, we would not receive any proceeds from their exercise.

PLAN OF DISTRIBUTION

This prospectus relates to 2,880,970 shares of our common stock issuable upon the exercise of our outstanding Public Warrants and Representative Warrants. The Public Warrants and the Representative Warrants were issued by us in a public offering pursuant to a prospectus dated November 4, 2021, which prospectus also covered the offer and sale by us of the shares of our common stock underlying the Public Warrants and the Representative Warrants. The ongoing offer and sale by us of the shares of our common stock issuable upon exercise of the Public Warrants and the Representative Warrants is being made pursuant to this prospectus. The Public Warrants are exercisable until November 9, 2026 at a current exercise price of $10.00 per share of our common stock, subject to adjustment upon events specified in the Public Warrants.  The Representative Warrants are exercisable until November 4, 2026 at a current exercise price of $12.50 per share of our common stock, subject to adjustment upon events specified in the Representative Warrants.

The exercise price per share of the Public Warrants was negotiated between us and the underwriters in our November 2021 public offering based on the trading of our common stock prior to that offering. Other factors considered in determining the exercise price of the Public Warrants included our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the public offering and such other factors as were deemed relevant.

We will deliver shares of our common stock upon exercise of a Public Warrant or a Representative Warrant, in whole or in part. We will not issue fractional shares. Each Public Warrant or Representative Warrant contains instructions for exercise. In order to exercise a Public Warrant or a Representative Warrant, the holder must deliver to us the information required by the Public Warrants or the Representative Warrants, along with payment of the exercise price for the shares to be purchased (if exercised for cash). We will then deliver shares of our common stock in the manner described below in the section titled “Description of Securities — Public Warrants.”

DESCRIPTION OF SECURITIES

The following descriptions do not purport to be complete and are subject to, and qualified in their entirety by reference to, the more complete descriptions thereof set forth in our certificate of incorporation, which we refer to as our charter, and our bylaws, each as amended to date.

Authorization

Our authorized capital stock consists of 95,000,000 shares of capital stock. We are authorized to issue 75,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share.

As of September 29, 2022, there were 3,650,032 shares of common stock issued and outstanding and 1,543,158 shares of Series B preferred stock issued and outstanding.

Common Stock

Dividend Rights. Subject to preferences that may be applicable to any shares of our preferred stock that may be issued, the holders of our common stock are entitled to share ratably in such dividends as may be declared by our Board of Directors out of funds legally available therefor.

As a Delaware corporation, we may not declare and pay dividends on our capital stock if the amount paid exceeds an amount equal to the surplus (which represents the excess of our net assets over paid-in capital) or, if there is no surplus, our net earnings for the current and/or immediately preceding fiscal year. Dividends cannot be paid from our net profits unless the paid-in capital represented by the issued and outstanding stock having a preference upon the distribution of our assets at the market value is intact. Under applicable Delaware case law, dividends may not be paid on our capital stock if we become insolvent or the payment of the dividend will render us insolvent. To the extent we pay dividends and we are deemed to be insolvent or inadequately capitalized, a bankruptcy court could direct the return of any dividends.

Voting Rights. Each share of our common stock entitles its holder to one vote in the election of directors as well as all other matters to be voted on by stockholders.

No Preemptive Rights. Holders of our common stock do not have any preemptive rights to subscribe for additional shares on a pro rata basis or otherwise when additional shares are offered for sale by us.

Liquidation Rights. Subject to preferences that may be applicable to any shares of our preferred stock that may be issued, in the event of our liquidation, dissolution or winding up, the holders of our common stock would be entitled to receive, pro rata, after payment of all of our debts and liabilities, all of our remaining assets available for distribution.

Other Rights. Holders of our common stock have no preferences or conversion or exchange rights. Shares of our common stock will not be liable for further calls or assessments by us and are not subject to redemption.

Preferred Stock; Series B Preferred Stock

The authorized preferred stock is available for issuance from time to time at the discretion of our Board of Directors without stockholder approval. The Board of Directors has the authority to prescribe, for each series of preferred stock it establishes, the number of shares in that series, the number of votes to which the shares in that series are entitled, the consideration for the shares in that series, and the designations, powers, preferences and other rights, qualifications, limitations or restrictions of the shares in that series. Depending upon the rights prescribed for a series of preferred stock, the issuance of preferred stock could have an adverse effect on the voting power of the holders of common stock and could adversely affect holders of common stock by delaying or preventing a change in control, making removal of our present management more difficult or imposing restrictions upon the payment of dividends and other distributions to the holders of common stock.

Holders of Series B preferred stock will be entitled to (i) receive dividends when and as declared by our Board on a pari passu basis with the holders of common stock based upon the number of shares of common stock into which the Series B preferred stock is convertible, (ii) vote on all matters presented to our stockholders based upon the number of shares of common stock into which the Series B preferred stock is convertible; provided, however, that a holder of Series B preferred stock will not be entitled to have the right to vote more than 9.99% of the outstanding common stock, (iii) convert the Series B preferred stock into common stock at a conversion price of $10.00 per share (currently on a one-for-one basis) (except that such conversion right shall not entitle the holder to acquire common stock to the extent that such acquisition would result in the holder becoming the beneficial owner of more than 9.99% of our outstanding common stock, or the Maximum Share Amount), and (iv) receive in liquidation of our company a preferential distribution equal to $0.001 for each share of Series B preferred stock and then share on a pari passu basis with the holders of common stock the remaining assets available for distribution to our stockholders. To the extent that the beneficial ownership of common stock of a holder of Series B preferred stock is reduced to less than 9.5% of the then publicly disclosed outstanding common stock, the holder shall be deemed to have converted Series B preferred stock into common stock to the extent that such conversion increases its common stock beneficial ownership to the Maximum Share Amount. The Series B preferred stock will not be redeemable by us or the holders.

2021 Stock Incentive Plan

Pursuant to the 2021 Plan, as of September 29, 2022, we were authorized to issue up to 1,175,000 shares of common stock pursuant to the grant of stock options, restricted stock units and other incentive awards.  As of September 29, 2022, based upon the stock options and RSUs outstanding under the 2021 Plan, no shares remain available for future grants.

Options

As of September 29, 2022, we had outstanding options under the 2021 Plan to purchase an aggregate of 863,550 shares of common stock at a weighted average exercise price of $13.50 per share, of which options for the purchase of 570,803 shares were then exercisable.

In addition, as of September 29, 2022, there were options outstanding under the 2010 Plan for the purchase of an aggregate of 1,059 shares of common stock at a weighted average exercise price of $3,503.00 per share, of which options for the purchase of 1,051 shares were then exercisable.

The following table presents information related to stock options at June 30, 2022:

Options Outstanding			Options Exercisable
			Weighted
		Outstanding	Average	Exercisable
Exercise		Number of	Remaining Life	Number of
Price		Options	In Years	Options
$4.92		25,000	4.8	-
$13.50	(1)	838,550	9.0	530,994
$1,040.00		44	7.3	44
$3,000.00		1,004	4.6	996
$22,800.00		1	2.0	1
$48,200.00 - 52,000.00		9	1.5	9
$120,000.00		1	0.4	1
		864,609	8.8	532,045

(1)  The exercise price of these options will be reduced from $13.50 per share to $5.08 per share in the event of stockholder approval of certain amendments to the 2021Plan.

Restricted Stock Units

As of September 29, 2022, we had outstanding under the 2021 Plan 212,231 unvested restricted stock units.

Warrants

As of September 29, 2022, we had outstanding warrants to purchase an aggregate of 4,739,733 shares of common stock (including the Public Warrants and the Representative Warrants) at a weighted average exercise price of $10.92 per share, all of which were then exercisable.

The following table presents information related to stock warrants at June 30, 2022:

Warrants Outstanding		Warrants Exercisable
		Weighted
	Outstanding	Average	Exercisable
Exercise	Number of	Remaining Life	Number of
Price	Warrants	In Years	Warrants
$10.00	4,501,937	4.4	4,501,937
$12.50	235,970	4.4	235,970
$60.00	250	2.5	250
$800.00	869	2.3	869
$2,240.00	39	2.0	39
$3,400.00	264	1.8	264
$4,000.00	55	1.8	55
$8,000.00	19	1.3	19
$14,000.00	18	1.0	18
$16,000.00	298	1.6	298
$16,600.00	14	0.3	14
	4,739,733	4.4	4,739,733

Public Warrants

As of September 29, 2022, there were 2,645,000 Public Warrants issued and outstanding.  Each Public Warrant is exercisable for the purchase of one share of common stock at an exercise price of $10.00 per share and is exercisable until November 4, 2026.

The material terms and provisions of the Public Warrants are summarized below. This summary of certain provisions of the Public Warrants is not complete. For the complete terms of the Public Warrants, you should refer to the form of Public Warrant incorporated by reference into the registration statement of which this prospectus forms a part as an exhibit. The Public Warrants were issued in book-entry form and were initially represented only by one or more global Public Warrants deposited with the Public Warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

The number of Public Warrants outstanding, and the exercise price of the Public Warrants, will be adjusted proportionately in the event of a reverse or forward stock split of our common stock, a recapitalization or reclassification of our common stock, payment of dividends or distributions in common stock to our common stockholders, or similar transactions. In the event that we effect a rights offering to our common stockholders or a pro rata distribution of our assets among our common stockholders, then the holders of the Public Warrants will have the right to participate in such distribution and rights offering to the extent of their pro rata share of our outstanding common stock as if they owned the number of shares of common stock issuable upon the exercise of their Public Warrants. In the event of a “Fundamental Transaction” by us, such as a merger or consolidation of us with another company, the sale or other disposition of all or substantially all of our assets in one or a series of related transactions, a purchase offer, tender offer or exchange offer, or any reclassification, reorganization or recapitalization of our common stock, then each Public Warrant holder will have the right to receive, for each share of common stock issuable upon the exercise of the Public Warrant, at the option of the holder, the number of shares of common stock of the successor or acquiring corporation or of us (if we are the surviving corporation), and any additional consideration payable as a result of the Fundamental Transaction, that would have been issued or conveyed to the Public Warrant holder had the holder exercised the Public Warrant immediately preceding the closing of the Fundamental Transaction. In lieu of receiving such common stock and additional consideration in the Fundamental Transaction, the Public Warrant holder may elect to have us or the successor entity purchase the Public Warrant holder’s Public Warrant for its fair market value measured by the Black Scholes method.

We will promptly notify the Public Warrant holders in writing of any adjustment to the exercise price or to the number of the outstanding Public Warrants, declaration of a dividend or other distribution, a special non-recurring cash dividend on or a redemption of the common stock, the authorization of a rights offering, the approval of the stockholders required for any proposed reclassification of the common stock, a consolidation or merger by us, the sale of all or substantially all of our assets, any compulsory share exchange, or the authorization of any voluntary or involuntary dissolution, liquidation, or winding up of our company.

The Public Warrants contain a contractual provision stating that all questions concerning the construction, validity, enforcement and interpretation of the Public Warrants are governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law.

Representative Warrants

As of September 29, 2022, there were 235,970 Representative Warrants issued and outstanding.  Each Representative Warrant is exercisable for one share of common stock at an exercise price of $12.50 per share. The Representative Warrants are exercisable until November 4, 2026, and were issued in certificated form. Pursuant to FINRA Rule 5110(e), the Representative Warrants and any shares of common stock issued upon exercise of the Representative Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 360 days immediately following the date of commencement of sales of the public offering, except the transfer of any security: (i) by operation of law or by reason of reorganization of the issuer; (ii) to any FINRA member firm participating in the public offering and the officers, partners, registered persons or affiliates thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the Representative or related persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period; (vi) if we meet the registration requirements of Forms S-3, F-3 or F-10; or (vii) back to us in a transaction exempt from registration with the SEC.

The number of Representative Warrants outstanding and the exercise price of the Representative Warrants will be adjusted proportionately, as permitted by Financial Industry Regulatory Authority, or FINRA, in the event of a reverse or forward stock split of our common stock, a recapitalization or reclassification of our common stock, payment of dividends or distributions in common stock to our common stockholders, or similar transactions. In the event that we effect a rights offering to our common stock holders or a pro rata distribution of our assets among our common stock holders, then the holders of the Representative Warrants will have the right to participate in such distribution and rights offering to the extent of their pro rata share of our outstanding common stock as if they owned the number of shares of common stock issuable upon the exercise of their Representative Warrants. In the event of a “Fundamental Transaction” by us, such as a merger or consolidation of us with another company, the sale or other disposition of all or substantially all of our assets in one or a series of related transactions, a purchase offer, tender offer or exchange offer, or any reclassification, reorganization or recapitalization of our common stock, then the Representative Warrant holders will have the right to receive, for each share of common stock issuable upon the exercise of the Representative Warrant, at the option of the holder, the number of shares of common stock of the successor or acquiring corporation or of us (if we are the surviving corporation), and any additional consideration payable as a result of the Fundamental Transaction that would have been issued or conveyed to the Representative Warrant holders had the holders exercised the Representative Warrant immediately preceding the closing of the Fundamental Transaction. In lieu of receiving such common stock and additional consideration in the Fundamental Transaction, the Representative Warrant holders may elect to have us or the successor entity purchase the Representative Warrant for its fair market value measured by the Black Scholes method.

We will promptly notify the holders of the Representative Warrants in writing of any adjustment to the exercise price or to the number of the outstanding Representative Warrants, declaration of a dividend or other distribution, a special non-recurring cash dividend on or redemption of the common stock, the authorization of a rights offering, the approval of the stockholders required for any proposed reclassification of the common stock, a consolidation or merger by us, the sale of all or substantially all of our assets, any compulsory share exchange, or the authorization of any voluntary or involuntary dissolution, liquidation, or winding up of our company.

Certain Provisions Having Potential Anti-Takeover Effects

General. The following is a summary of the material provisions of the General Corporation Law of the State of Delaware, which we refer to as the DGCL, and our charter and bylaws that address matters of corporate governance and the rights of stockholders. Certain of these provisions may delay or prevent takeover attempts not first approved by our Board of Directors (including takeovers which certain stockholders may deem to be in their best interests). These provisions also could delay or frustrate the removal of incumbent directors or the assumption of control by stockholders. The primary purpose of these provisions is to encourage negotiations with our management by persons interested in acquiring control of our company. All references to the charter and bylaws are to our charter and bylaws in effect on the date of this prospectus.

Authorized But Unissued Shares. Delaware law does not require stockholder approval for any issuance of authorized shares. Authorized but unissued shares may be used for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions. One of the effects of the existence of authorized but unissued shares may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Preferred Stock. Under the terms of our charter, our Board of Directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our Board of Directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The purpose of authorizing our Board of Directors to issue preferred stock and determine its rights and preferences is to provide flexibility and eliminate delays associated with a stockholder vote on specific issues. However, the ability of our Board of Directors to issue preferred stock and determine its rights and preferences may have the effect of delaying or preventing a change in control, as described above under “Description of Securities — Preferred Stock.”

Classified Board. We have a classified Board of Directors consisting of three classes of directors. A classified board is one in which a certain number, but not all, of the directors are elected on a rotating basis each year. This method of electing directors makes changes in the composition of our Board more difficult, and thus a potential change in control may be a lengthier process. The existence of our classified Board reduces the possibility that a third party could effect an unsolicited change in control of our Board. Since our classified Board will increase the amount of time required for a takeover bidder to obtain control of us without the cooperation of the Board, even if the takeover bidder were to acquire a majority of our outstanding common stock, the existence of our classified Board could tend to discourage certain tender offers which stockholders might feel would be in their best interests. Our classified Board will likely allow management, if confronted by a proposal from a third party who has acquired a block of our common stock, sufficient time to review the proposal and appropriate alternatives to the proposal and to attempt to negotiate a better transaction, if possible, for our stockholders.

Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders may be called only by our Board of Directors or the Chairman of the Board.

Stockholder Action by Written Consent. Under the terms of our charter, stockholders are not permitted to act by written consent unless otherwise approved by the Board of Directors.

Filling Vacancies. Vacancies occurring in our Board of Directors and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the remaining directors, even if less than a quorum.

Removal of Directors by Stockholders. Under the terms of our charter, stockholders may only remove directors for cause with the affirmative vote of holders of 75% of the voting power of all of the then-outstanding shares of our capital stock then entitled to vote at an election of directors, voting together as a single class.

Amendment of Bylaws. Our bylaws may be amended by our Board of Directors or by the holders of at least 75% of the voting power of our company.

Amendment of Certain Charter Provisions. Under the terms of our charter, amending certain charter provisions requires the affirmative vote of the holders of at least 75% of the voting power of all of the then-outstanding shares of our capital stock entitled to vote thereon, voting together as a single class. The provisions subject to such heightened requirement include those relating to stockholder action by written consent, the calling of special meetings, board classification, the filling of board vacancies, the removal of directors and the ability to amend our bylaws, among others.

Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to the nomination of persons for election as directors, other than nominations made by or at the direction of our Board of Directors, and stockholder proposals for business.

Stockholder Nominees.

In order for a stockholder to nominate a candidate for director at an annual meeting of stockholders, under our bylaws, timely notice of the nomination must be received by us in advance of the meeting. To be timely, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not less than 45 days nor more than 75 days prior to the one-year anniversary of the date on which we first mailed the proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that, if the meeting is convened more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting or if no annual meeting was held in the preceding year, to be timely a stockholder’s notice must be so received not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

The stockholder sending the notice of nomination must describe various matters, including the following:

●
as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for election of such nominee as a director pursuant to Regulation 14A under the Exchange Act;

●
with respect to the stockholder proposing such nomination or the beneficial owner, if any, on whose behalf the nomination is made: (i) the name and address of each such party; (ii) the class and number of shares that are beneficially owned by each such party; (iii) any derivative instruments that are beneficially owned by each such party and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of our capital stock; (iv) any proxy or arrangement pursuant to which either party has a right to vote any shares; (v) any short interest in any of our securities; (vi) any rights to dividends that are separated from our underlying shares; (vii) any proportionate interest in our capital stock or any derivative instruments held by a general or limited partnership in which either party is a general partner or beneficially owns a general partner; (viii) any performance-related fees (other than an asset-based fee) that each such party is entitled to based on any increase or decrease in the value of our capital stock or any derivative instruments; (ix) any other information relating to each such party that would be required to be disclosed in a proxy statement; and (x) a statement as to whether or not each such party will deliver a proxy statement and form of proxy to holders of at least that percentage of voting power of all of the shares of our capital stock reasonably believed to be sufficient to elect the nominee or nominees proposed to be nominated; and

●	the written consent by the nominee, agreeing to serve as a director if elected.

Stockholder Proposals.

In order for a stockholder to make a proposal at an annual meeting of stockholders, under our bylaws, timely notice must be received by us in advance of the meeting. To be timely, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not less than 45 days nor more than 75 days prior to the one-year anniversary of the date on which we first mailed the proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that, if the meeting is convened more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting or if no annual meeting was held in the preceding year, to be timely a stockholder’s notice must be received not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

A stockholder’s notice must set forth as to each matter the stockholder proposes to bring before the annual meeting certain information regarding the proposal, including the following:

●
a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest (financial or other) of such stockholder in such business; and

●
with respect to the stockholder proposing such business or the beneficial owner, if any, on whose behalf the proposal is made: (i) the name and address of each such party; (ii) the class and number of shares that are beneficially owned by each such party; (iii) any derivative instruments that are beneficially owned by each such party and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of our capital stock; (iv) any proxy or arrangement pursuant to which either party has a right to vote any shares; (v) any short interest in any of our securities; (vi) any rights to dividends that are separated from our underlying shares; (vii) any proportionate interest in our capital stock or any derivative instruments held by a general or limited partnership in which either party is a general partner or beneficially owns a general partner; (viii) any performance-related fees (other than an asset-based fee) that each such party is entitled to based on any increase or decrease in the value of our capital stock or any derivative instruments; (ix) any other information relating to each such party that would be required to be disclosed in a proxy statement; and (x) a statement as to whether or not each such party will deliver a proxy statement and form of proxy to holders of at least that percentage of voting power of all of our shares of capital stock required under applicable law to carry the proposal.

Statutory and other Restrictions on Acquisition of our Capital Stock. We are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with an interested stockholder, unless:

●
prior to the time of the proposed action, the Board of Directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●
at or subsequent to the time of the proposed action, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board and in policies formulated by the Board and to discourage certain types of transactions that may involve an actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of our company.

Limitations on Director Liability

Our charter provides that our directors shall generally not be liable to us or any of our stockholders for monetary damages for breach of duty as a director. This provision will eliminate such liability except for (i) any breach of the director’s duty of loyalty to us or to our stockholders, (ii) acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability for unlawful payment of dividends or unlawful stock purchases or redemptions in violation of the DGCL, and (iv) any transaction from which the director derived an improper personal benefit.

Indemnification of Directors and Officers

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or other enterprise. A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer or director in defending such action, provided that the officer or director undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided by the DGCL is not deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any corporation’s bylaws, agreement, vote or otherwise.

Our bylaws provide that we will indemnify any person made or threatened to be made a party to any action or proceeding by reason of the fact that he or she is or was a director or officer, and any director or officer who served any other company in any capacity at our request, to the fullest extent permitted by Section 145 of the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under the provisions discussed above or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

The transfer agent for our common stock is Transhare Corporation.

LEGAL MATTERS

The validity of the issuance of the securities to be offered by this prospectus will be passed upon for us by Certilman Balin Adler & Hyman, LLP, East Meadow, New York. As of September 29, 2022, Certilman Balin Adler & Hyman, LLP owned 37 shares of our common stock.

EXPERTS

Our consolidated financial statements as of December 31, 2021 and 2020 and for the years then ended appearing in this prospectus have been included in reliance upon the report of Friedman LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

BIORESTORATIVE THERAPIES, INC.

2,880,970 Shares of Common Stock Issuable Upon Exercise of Outstanding Warrants

PROSPECTUS

__________, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following statement sets forth the amounts of expenses in connection with the offering of the securities of BioRestorative Therapies, Inc. pursuant to the registration statement, all of which shall be borne by the registrant. All amounts shown are estimates, except for the SEC Registration Fee.

SEC Registration Fee	$5,210	(1)
Legal Fees and Expenses	10,000
Accounting Fees and Expenses	2,500
Miscellaneous	290
Total	$18,000

(1)	Previously paid in connection with Registration Statements on Form S-1 (Registration Nos. 333-258611 and 333-260792)

Item 15.	Indemnification of Directors and Officers

Article Eighth of the registrant’s certificate of incorporation (the “certificate of incorporation”) provides that no director of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law (the “DGCL”); or (iv) for any transaction from which the director derived an improper personal benefit. The certificate of incorporation further provides that, if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

As more fully described below, Section 145 of the DGCL permits Delaware corporations to indemnify each of their present and former directors or officers under certain circumstances, provided that such persons acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interests of the corporation. Our bylaws provide that we will indemnify, to the fullest extent permitted by Delaware law, as the same may be amended from time to time, each of our present and former directors and officers pursuant thereto and in the manner prescribed thereby.

Specifically, Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145 of the DGCL also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth above.

Section 145 of the DGCL also provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the DGCL. Our bylaws provide that we may maintain such insurance.

The form of Underwriting Agreement included as an exhibit to the registration statement on Form S-1 (Registration No. 333-258611) provides for indemnification by the underwriters of the registrant and its officers and directors against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the registrant’s directors, officers and controlling persons under the provisions discussed above or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

Exhibit Number	Exhibit Description

4.1
Form of Investor Warrant (Public Warrant), incorporated by reference to Amendment No. 3 to the registrant’s Registration Statement on Form S-1 (Registration No. 333-258611), filed with the SEC on November 4, 2021, wherein such document is identified as Exhibit 4.1.

4.2
Form of Warrant Agency Agreement, incorporated by reference to Amendment No. 2 to the registrant’s Registration Statement on Form S-1 (Registration No. 333-258611), filed with the SEC on October 29, 2021, wherein such document is identified as Exhibit 4.2.

4.3
Form of Representative Warrant, incorporated by reference to Amendment No. 3 to the registrant’s Registration Statement on Form S-1 (Registration No. 333-258611), filed with the SEC on November 4, 2021, wherein such document is identified as Exhibit 4.3.

5.1
Opinion of Certilman Balin Adler & Hyman, LLP, incorporated by reference to Amendment No. 3 to the registrant’s Registration Statement on Form S-1 (Registration No. 333-258611), filed with the SEC on November 4, 2021, and the registrant’s Registration Statement on Form S-1 (Registration No. 333-260792), filed with the SEC on November 4, 2021, wherein each such document is identified as Exhibit 5.1.

23.1	Independent Registered Public Accounting Firm’s Consent

23.2
Consent of Certilman Balin Adler & Hyman, LLP (included in the opinion of Certilman Balin Adler & Hyman incorporated by reference to Amendment No. 3 to the registrant’s Registration Statement on Form S-1 (Registration No. 333-258611), filed with the SEC on November 4, 2021, and the registrant’s Registration Statement on Form S-1 (Registration No. 333-260792), filed with the SEC on November 4, 2021, wherein each such document is identified as Exhibit 5.1).

24.1	Power of Attorney (included on signature page of the Registration Statement)

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

            (1)        To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

            (2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(a)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)        That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 to Post-Effective Amendment No. 1 to Form S-1 on Form S-3 and has duly caused this Amendment No. 1 to Post-Effective Amendment No. 1 to Form S-1 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Melville, New York, on September 29, 2022.

BIORESTORATIVE THERAPIES, INC.

By:	/s/ Lance Alstodt
Lance Alstodt
President, Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Post-Effective Amendment No. 1 to Form S-1 on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Lance Alstodt	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	September 29, 2022
Lance Alstodt

*	Vice President, Research and Development, Secretary and Director	September 29, 2022
Francisco Silva

*	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 29, 2022
Robert E. Kristal

*	Director	September 29, 2022
Nickolay Kukekov

*	Director	September 29, 2022
Patrick F. Williams

*	Director	September 29, 2022
David Rosa

*/s/ Lance Alstodt		September 29, 2022
Lance Alstodt
Attorney-in-Fact